Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$171,438	$152,607	$497,574	$444,270
Cost of operations	65,458	59,552	193,759	177,836
Sales and marketing	35,264	32,850	104,634	97,896
General and administrative	20,005	22,942	67,744	67,397
Depreciation and amortization	7,912	7,266	23,071	23,103
Interest income	1,034	10	1,607	36
Interest expense	7,065	5,681	17,430	18,024
Loss on convertible notes	—	2,058	—	2,058
Gain on investments	—	—	—	139
Other expense	1,712	—	1,712	4,100

Income before income tax provision	35,056	22,268	90,831	54,031
Income tax provision	13,438	9,080	35,715	17,468

Net income	$21,618	$13,188	$55,116	$36,563

Net income per common share:
Basic	$0.57	$0.36	$1.46	$1.00

Diluted	$0.47	$0.32	$1.22	$0.89

Weighted-average shares outstanding used in
computing income per common share:
Basic	38,103	36,721	37,804	36,606

Diluted	55,845	49,958	53,836	49,912

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Advertising and sponsorship
Biopharma and medical device	$107,048	$89,870	$296,353	$251,692
OTC, CPG and other	29,026	28,850	93,907	89,047

	136,074	118,720	390,260	340,739
Health services	28,247	27,460	85,134	83,223
Information services	7,117	6,427	22,180	20,308

	$171,438	$152,607	$497,574	$444,270

Net income	$21,618	$13,188	$55,116	$36,563

Interest, taxes, non-cash and other items (a)
Interest income	(1,034)	(10)	(1,607)	(36)
Interest expense	7,065	5,681	17,430	18,024
Income tax provision	13,438	9,080	35,715	17,468
Depreciation and amortization	7,912	7,266	23,071	23,103
Non-cash stock-based compensation	4,638	9,142	21,038	24,731
Loss on convertible notes	—	2,058	—	2,058
Gain on investments	—	—	—	(139)
Other expense	1,712	—	1,712	4,100

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (b)	$55,349	$46,405	$152,475	$125,872

(a)	Reconciliation of net income to Adjusted EBITDA.
(b)	See Annex A-Explanation of Non-GAAP Financial Measures.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Cash and cash equivalents	$88,600	$641,165
Accounts receivable, net	153,255	174,313
Investments	949,488	—
Prepaid expenses and other current assets	17,972	18,998

Total current assets	1,209,315	834,476

Property and equipment, net	84,929	81,027
Goodwill	202,980	202,980
Intangible assets, net	8,554	10,894
Deferred tax assets, net	8,984	15,694
Other assets	8,497	10,852

Total Assets	$1,523,259	$1,155,923

Liabilities and Stockholders’ Equity
Accrued expenses	$65,892	$80,664
Deferred revenue	102,251	102,715
2.25% convertible notes due 2016, net	—	102,523

Total current liabilities	168,143	285,902

2.50% convertible notes due 2018, net	397,620	396,281
1.50% convertible notes due 2020, net	295,140	294,266
2.625% convertible notes due 2023, net	350,849	—
Other long-term liabilities	28,965	23,246

Stockholders’ equity	282,542	156,228

Total Liabilities and Stockholders’ Equity	$1,523,259	$1,155,923

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$55,116	$36,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,071	23,103
Non-cash interest, net	2,827	3,276
Non-cash stock-based compensation	21,038	24,731
Deferred income taxes	6,632	(7,246)
Loss on convertible notes	—	2,058
Gain on investments	—	(139)
Changes in operating assets and liabilities:
Accounts receivable	21,058	(10,201)
Prepaid expenses and other, net	2,747	(5,692)
Accrued expenses and other long-term liabilities	(9,748)	(4,555)
Deferred revenue	(464)	15,280

Net cash provided by operating activities	122,277	77,178

Cash flows from investing activities:
Purchases of property and equipment	(24,449)	(25,638)
Purchase of investments	(948,078)	—
Partial redemption of cost-method investment	1,193	—
Proceeds from sale of investments	—	139

Net cash used in investing activities	(971,334)	(25,499)

Cash flows from financing activities:
Proceeds from exercise of stock options	52,702	15,185
Cash used for withholding taxes due on stock-based awards	(7,705)	(3,836)
Net proceeds from issuance of convertible notes	350,394	—
Maturity of convertible notes	(102,682)	(151,038)
Purchases of treasury stock	(22,447)	(28,406)
Excess tax benefit on stock-based awards	26,230	21,972

Net cash provided by (used in) financing activities	296,492	(146,123)

Net decrease in cash and cash equivalents	(552,565)	(94,444)
Cash and cash equivalents at beginning of period	641,165	706,776

Cash and cash equivalents at end of period	$88,600	$612,332

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Numerator:
Net income – Basic	$21,618	$13,188	$55,116	$36,563
Interest expense on 1.50% convertible notes, net of tax	878	864	2,635	2,592
Interest expense on 2.50% convertible notes, net of tax	1,827	1,797	5,480	5,392
Interest expense on 2.25% convertible notes, net of tax	—	—	457	—
Interest expense on 2.625% convertible notes, net of tax	1,675	—	2,235	—

Net income – Diluted	$25,998	$15,849	$65,923	$44,547

Denominator:
Weighted-average shares – Basic	38,103	36,721	37,804	36,606
Stock options and restricted stock	1,709	1,338	1,824	1,407
1.50% convertible notes	5,694	5,694	5,694	5,694
2.50% convertible notes	6,205	6,205	6,205	6,205
2.25% convertible notes	—	—	471	—
2.625% convertible notes	4,134	—	1,838	—

Adjusted weighted-average shares after assumed conversions – Diluted	55,845	49,958	53,836	49,912

Net income per common share:
Basic	$0.57	$0.36	$1.46	$1.00

Diluted	$0.47	$0.32	$1.22	$0.89